As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2480487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Furnari

Chief Executive Officer

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bryan N. Wasser

Polsinelli PC

2049 Century Park East, Suite 2900

Los Angeles, CA 90067

Telephone: (310) 2035308

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-234525

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.00001 par value per share	$4,927,500	$541

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). HyreCar Inc. previously registered an aggregate principal amount of $26,885,185 of the Company’s securities on the Registration Statement on Form S-3 (Registration No. 333-234525), as amended (the “Related Registration Statement”), and paid a fee of $3,489.69. As of the date hereof, a balance of $24,800,000 of such securities remains to be sold under the Related Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,927,500 is hereby registered, representing no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

HyreCar Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-234525), which was originally filed with the SEC on November 11, 2019 and declared effective on May 7, 2020 (the “Registration Statement”).

The Company is filing this registration statement for the purpose of registering additional securities of the Company with an aggregate offering price not to exceed $4,927,500. Pursuant to Rule 462(b) of the Securities Act, the information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this registration statement.

The required opinions and consents are listed on the exhibit index and filed with this registration statement.

Exhibit Index

Exhibit Number	Exhibit Description

5.1	Opinion of Polsinelli PC as to the legality of the securities being registered

23.1	Consent of dbbmckennon Independent Registered Public Accounting Firm

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages to the registration statement)

*	Included on the signature page of HyreCar Inc.’s Registration Statement on Form S-3 (File No. 333-234525) originally filed November 6, 2019 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2021.

HYRECAR INC.

By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Joseph Furnari	Chief Executive Officer	February 4, 2021
Joseph Furnari	(Principal Executive Officer)

/s/ *	Chief Financial Officer	February 4, 2021
Scott Brogi	(Principal Financial and Accounting Officer)

/s/ *	Director	February 4, 2021
Grace Mellis

/s/ *	Director	February 4, 2021
Brooke Skinner Ricketts

/s/ *	Director	February 4, 2021
Michael Root

/s/ *	Director	February 4, 2021
Jayaprakash Vijayan

* By:	/s/ Joseph Furnari
Joseph Furnari, Attorney-in-fact

3